EXHIBIT 99.1
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                                                For further information contact:
                                                               Gary L. Svec, CFO
                                                            PrivateBancorp, Inc.
                                                                    312-683-7100


FOR IMMEDIATE RELEASE

      WEBCAST OF PRIVATEBANCORP, INC.'S FOURTH QUARTER 2002 CONFERENCE CALL
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         Chicago, January 9, 2003-- PrivateBancorp, Inc. (NASDAQ: PVTB) will webcast live its quarterly conference call with financial analysts. Access to the call will be via a link called "Fourth Quarter 2002 Earnings Call" on January 21st, 2003 at 11:30 a.m. Eastern time (10:30 a.m. Central Time) on the investor relations page of PrivateBancorp Inc.'s Internet site at www.privatebk.com.

         The Company plans to release its earnings prior to the opening of trading on January 21, 2003. The earnings release also will be posted on the PrivateBancorp website.

         The webcast and call will feature a brief discussion of the earnings release, followed by questions from professional investors invited to participate in the interactive portion of the discussion. Parties participating in the webcast will be in a "listen-only" mode.

         Following the live webcast, an archived replay of the call will be available on the PrivateBancorp, Inc. site beginning approximately two hours after the call ends. The replay will remain available until the fourth quarter earnings release is available.

         PrivateBancorp, Inc. was organized in 1989 to provide highly personalized financial services primarily to affluent individuals, professionals, owners of closely-held businesses and commercial real estate investors. The Company operates two banking subsidiaries, The PrivateBank and Trust Company and The PrivateBank (St. Louis). The PrivateBank and Trust Company subsidiary has a controlling interest in a Chicago-based investment advisor, Lodestar Investment Counsel, Inc. The Company, which had assets of $1.4 billion at September 30, 2002, currently has banking offices in Chicago, Wilmette, Oak Brook, St. Charles, Lake Forest, Winnetka, and Geneva, Illinois, and in St. Louis, Missouri.

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